UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 18, 2013
Date of Report (Date of earliest event reported)

SYNC2 NETWORKS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-152551	26-1754034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 NE 114th St., Suite 2110 Miami, Florida	33181
(Address of principal executive offices)	(Zip Code)

(305) 895-2865
Registrant’s telephone number, including area code

5836 South Pecos Road, Suite 112
Las Vegas, Nevada 89120
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The Board of Directors (the "Board") of Sync2 Networks Corp., a Nevada corporation (the "Company"), accepted the resignation from John Moore as the sole officer and sole member of the Board of Directors effective July 18, 2013. Simultaneously, the Board of Directors appointed Warren Gilbert as the President/Chief Executive Officer, Secretary/Treasurer/Chief Financial Officer and the sole member of the Board of Directors effective July 18, 2013.

Biography

During the past ten years, Warren Gilbert has been the president of Gilder Funding Corporation, a venture capital and private equity investment firm located in Miami, Florida. Gilder Funding Coporation has focused its investment activity primarily by providing seed capital and financial advice to starting and expanding companies. In addition, Mr. Gilbert is the money manager and managing director for New Amsterdam Investment Fund, an offshore hedge fund based in the Bahamas. Mr. Gilbert is a portfolio manager.

Mr. Gilbert is a Grand Founder of the Miami Jewish Home at Douglas Gardens and a member of its board of directors. He also provides philanthropic support to Mount Sinai.

Mr. Gilbert graduated from New York University with a Bachelor ofArts degree. Mr. Gilbert also graduated from the Stern School of Business at New York University.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNC2 NETWORKS CORP.

DATE: August 14, 2013	By:	/s/ Warrent Gilbert
	Name:	Warrent Gilbert
	Title:	President/Chief Executive Officer

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